2



FOR IMMEDIATE RELEASE                                         September 17, 2001



               Almost Family Retains Visiting Nurse Operations
                   Expects One-Time Gain of $0.44 per share

Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) made the following announcements today:

o The Company's Board of Directors voted to terminate its previously adopted plan of disposition for its Visiting Nurse (VN) operations. This decision followed a period of extensive analysis and evaluation of numerous alternatives for the business unit.
o The decision to retain the VN operations is expected to result in a one-time gain of approximately $1.1 million or $0.44 per share from the reversal of previously recorded disposition charges.
o The Board of Directors voted to change the Company's fiscal year end from March 31 to December 31 effective December 31, 2001.
o The next annual meeting of the shareholders has been set for November 12, 2001.

Decision to Retain and Develop VN Operations
"After a very thorough analysis of the alternatives available to us we have reached the conclusion that the best way to maximize value for our shareholders is to keep this business and, in fact, to further invest in its growth and development", said William B. Yarmuth, AFAM's Chairman and CEO. "As we have commented in our last few earnings releases, we have been very pleased with the performance of our Visiting Nurse operations under Medicare's Prospective Payment System (PPS). Our management team has adapted very well to the new reimbursement environment. So well in fact that we believe our best way to maximize shareholder value is to give this management team the opportunity to build the business."

With regard to the future development of Almost Family, Yarmuth added: "The decision to keep and further develop the VN business is not a shift in overall strategy for us. We will continue on our mission to be the nation's premier provider of services to help seniors and other special needs adults avoid institutional care settings for as long as possible. This decision gives formal recognition to the fact that the VN operations can and should be an integral part of accomplishing that mission."

Following the decision to retain and develop its VN operations, the Company expects to, in the quarter ended September 30, 2001, report a one-time gain of approximately $1.1 million, or $0.44 per share, resulting from the reversal of the remainder of previously recorded accounting reserves established for the expected costs of completing the plan of disposition. The Company will terminate the use of discontinued operations accounting treatment for the VN segment, the results of which will now be reported as an on-going part of the continuing operations of the Company. The Company will follow the prescribed rules of segment reporting for its ADHS and VN segments.

In reaching its conclusion to retain and further develop its VN operations, the Company has taken into account the currently mandated "15% rate cut" for Medicare reimbursement rates. Such a rate cut, if eventually implemented, would have an adverse impact on the earnings and cash flows of the VN operations. Although there can be no assurance, the Company believes that, even if such a rate cut were implemented, its VN operations will remain viable and profitable and that the visiting nurse business will continue to present attractive opportunities for investment.

The Board was advised in its decision to retain the VN operations by the investment banking firm of Ewing Monroe Bemiss & Co. of Richmond VA.

The following table sets forth the combined operating results of Almost Family with the VN segment included in continuing operations for each of the five quarters in the period ended June 30, 2001. Note that the Medicare PPS reimbursement system went into effect at the beginning of the Company's quarter ended December 31, 2001 (3Q 2001):



Income Statements                 Consolidated - With VN in Continuing Operations
                               1Q 2002       4Q 2001      3Q 2001     2Q 2001     1Q 2001

Net revenues                $19,273,646   $19,489,081  $19,289,863  $18,319,271  $18,116,685
Cost of sales and services   14,703,604    15,461,091   15,161,781   15,115,212   14,928,773
General and admin. expenses   2,146,656     2,032,191    1,941,390    2,058,840    2,235,666
Depreciation and amortization
  Expense                       404,078       300,811      413,853      384,562      448,088
Provision for
uncollectible accounts          320,677       301,435      279,626      361,653      192,209
                           -----------------------------------------------------------------
Income before other
  income (expense) and
  income taxes                1,698,631     1,393,553    1,493,213      399,004      311,949
Other income (expense)
  Interest Expense             (230,649)     (184,337)    (222,465)    (233,398)    (175,454)
                           -----------------------------------------------------------------

Income before income taxes    1,467,982     1,209,216    1,270,748      165,606      136,495
Provision (benefit) for
  income taxes                  614,286       457,590      605,334      145,092       99,445
                           -----------------------------------------------------------------
Net income (loss) from
  Continuing Operations      $  853,696    $  751,626     $665,414     $ 20,514      $37,050
                           =================================================================
Earnings Per Share From
  Continuing Operations
  Basic                      $     0.34    $     0.24    $    0.21     $   0.01    $    0.01
  Dilute                     $     0.29    $     0.23    $    0.20     $   0.01    $    0.01

Earnings Before Interest,
  Taxes, Depreciation and
  Amortization (EBITDA)      $2,102,709    $1,694,364   $1,907,066     $783,566    $ 760,037
                           =================================================================


Additionally, the following table presents selected supplemental data on each of the Company's two operating segments:


2


Segment Data                           Consolidated Segment Data
                  1Q 2002      4Q 2001       3Q 2001       2Q 2001     1Q 2001
Revenues        $12,555,117  $12,737,588  $12,621,389   $12,545,155 $11,776,440
  ADHS            6,718,529    6,751,493    6,668,474     5,774,116   6,340,245
                ----------------------------------------------------------------
  VN            $19,273,646  $19,489,081  $19,289,863   $18,319,271 $18,116,685
                ================================================================


EBITDA Before
Unallocated Cor-
  porate Costs
  ADHS          $ 1,430,533  $ 1,121,244   $ 1,459,643  $ 1,595,294 $ 1,221,665
  VN              1,150,426      920,212       774,722     (465,407)    (64,059)
                ----------------------------------------------------------------
                  2,580,959    2,041,456     2,234,365    1,129,887   1,157,606
Unallocated Cor-
  porate Costs      478,250      347,092       327,299      346,321     397,569
                ----------------------------------------------------------------
EBITDA          $ 2,102,709  $ 1,694,364   $ 1,907,066    $ 783,566 $   760,037
                ================================================================


Finally, the following table reflects summary consolidated balance sheet information as of June 30, 2001 as if discontinued operations accounting treatment had not been used as of that reporting date:

Summary Balance Sheet Information
                                              See Note (1)
Current Assets                              $     20,480,000
Property, Plant & Equipment                        6,870,000
Goodwill and Intangibles                           3,870,000
Deferred Tax Assets                                1,240,000
Other Assets                                        1,050,00
                                          ---------------------
                                            $     33,500,000
                                          =====================

Current Liabilities                         $     11,710,000
Debt and Capital Lease Obligations                10,740,000
Other Liabilities                                    700,000
                                          ---------------------
                                                  23,140,000
Equity                                            10,360,000
                                          ---------------------
                                            $     33,500,000
                                          =====================

(1) Includes an estimate for reversal of previously recorded losses expected to be incurred in completing plan of disposition.

The Company plans to announce earnings for the quarter and six months ended September 30, 2001 on or about October 31, 2001 with the filing of its Form 10Q to follow shortly thereafter. Consolidated earnings from continuing operations for the September quarter are expected to be consistent with those for the June quarter shown above. The report for the September quarter will also include a supplemental unaudited statement of operations for the twelve months ended September, which will include the first full year of operation under the Medicare PPS reimbursement system.

Change in Year End
The Company announced today that its Board of Directors has approved a change in the Company's yearend from March 31 to December 31, effective December 31, 2001. The Company will report its operating results for the nine-month period ended December 31, 2001 on Form 10K and will subsequently report on annual periods ending December 31 thereafter. The Company believes that those analyzing the results of operations, and in particular, those comparing its results to others, will find that analysis and comparison to be easier if the Company reports on a calendar year basis.

Almost Family, Inc. is an adult day health care services company focused on providing alternatives for seniors and other special needs adults who wish to avoid nursing home and other institutional placement. The Company has locations in Kentucky, Maryland, Alabama, Massachusetts, Connecticut, Indiana, Ohio, and Florida.

Contact: William Yarmuth or Steve Guenthner (502) 899-5355.

      All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, the Company's ability to acquire or start new visiting nurse agencies, and the Company's ability to operate profitably under Medicare PPS, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

      Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include the impact of further changes in healthcare reimbursement systems, including the ultimate effects of implementation of Medicare Prospective Payment System, potential changes to the Medicare PPS, the ability of the Company to maintain its level of operating performance, the cost control and earnings objectives of its plan for operating its visiting nurse division under Medicare PPS; government regulation; health care reform; pricing pressures from Medicaid and other third-party payers; and changes in laws and interpretations of laws relating to the healthcare industry. For a more complete discussion regarding these and other factors which could affect the company's financial performance, refer to the company's Securities and Exchange Commission filing on Form 10-K for the year ended March 31, 2001, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.